                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                               November 21, 1995
--------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)



                          Susquehanna Bancshares, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Pennsylvania                       0-10674                 23-2201716
--------------------------------------------------------------------------------
(State or other jurisdiction             (Commission              (IRS Employer
of incorporation or organization)        File Number)                ID No.)




        26 North Cedar Street
        Lititz,  Pennsylvania                               17543
--------------------------------------------------------------------------------
 (Address of principal executive offices)                 (Zip Code)


                                (717) 626-4721
--------------------------------------------------------------------------------
             (registrant's telephone number, including area code)



                                Not Applicable
--------------------------------------------------------------------------------
           (Former name, former address and former fiscal year, if
                          changed since last report)

ITEM 5.  Other Events.

          Attached hereto as Appendix A are the audited financial statements and related footnotes for Fairfax Financial Corporation as of September 30, 1995 and 1994 and for the years ended September 30, 1995, 1994 and 1993. Fairfax Financial Corporation is expected to be acquired by Susquehanna Bancshares, Inc. in December 1995 or the first quarter of 1996.

          This financial information referred to above will be incorporated by reference into the Registrant's registration statements on Form S-3 which will be filed shortly with the Securities and Exchange Commission.

          Attached hereto as Appendix B is the Consent of Independent
Accountants.

                                   SIGNATURES
                                   ----------


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SUSQUEHANNA BANCSHARES, INC.



Date:  November 21, 1995                 By:/s/Richard M. Cloney
                                         -----------------------
                                         Richard M. Cloney
                                         Vice President and Secretary and
                                         duly authorized signatory

                                                                      Appendix A


                         Independent Auditors' Report
                         ----------------------------


The Board of Directors
Fairfax Financial Corporation
Baltimore, Maryland:


We have audited the accompanying consolidated statements of financial condition of Fairfax Financial Corporation and subsidiaries (the Company) as of September 30, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended September 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fairfax Financial Corporation and subsidiaries as of September 30, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three year period ended September 30, 1995 in conformity with generally accepted accounting principles.

As discussed in note 1 to the financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" as of October 1, 1994.


                                                  /s/ KPMG Peat Marwick LLP
                                                  -------------------------


November 14, 1995

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                Consolidated Statements of Financial Condition

                          September 30, 1995 and 1994

             Assets                                                           1995                     1994
             ------                                                           ----                     ----
Cash on hand and in banks, including interest
     bearing deposits of $14,900,055 in 1995 and,
     $7,895,855 in 1994 (note 2)                                        $  17,725,903               11,891,460
Federal funds sold                                                          6,271,660                6,283,459
Securities purchased under agreements to resell (note 3)                       --                        --
Investment securities, fair value $1,997,180 in 1995
     and $3,954,400 in 1994 (note 4)                                        1,997,180                3,997,954
Mortgage-backed securities, fair value $16,515,895
     in 1995 and $16,774,786 in 1994 (notes 5 and 14)                      16,573,127               17,509,083
Loans held for sale (note 14)                                               8,364,755                7,890,098
Loans receivable, net (notes 6, 9 and 14)                                 408,502,102              345,659,266
Investments in real estate, net (notes 7 and 9)                             3,871,580                4,949,471
Investments in and advances to joint ventures, net  (note 8)                   --                        --
Federal Home Loan Bank of Atlanta stock, at cost (note 10)                  3,177,500                2,953,100
Property and equipment, net (note 11)                                         628,330                  858,282
Prepaid expenses and other assets                                           7,046,947                5,076,942
Income taxes recoverable (note 15)                                            738,736                    --
Deferred income taxes (note 15)                                               767,377                  613,312
                                                                          -----------              -----------
                                                                        $ 475,665,197              407,682,427
                                                                          ===========              ===========
Liabilities and Stockholders' Equity
------------------------------------
Liabilities:
     Deposits (note 13)                                                 $ 390,136,407              340,945,053
     Borrowed funds (note 14)                                              36,658,680               22,952,463
     Advance payments by borrowers for taxes,
       insurance and ground rents                                             494,497                  415,975
     Accrued expenses and other liabilities                                 4,457,324                3,359,608
     Income taxes payable                                                       --                   1,003,900
                                                                          -----------              -----------
               Total liabilities                                          431,746,908              368,676,999
                                                                          -----------              -----------
Stockholders' equity (notes 12, 20 and 21):
     Common stock, $1 par value per share; 150,000
       shares authorized, 60,000 shares issued and outstanding                 60,000                   60,000
     Non-voting common stock, $.01 par value per share;
       9,000,000 shares authorized, issued and outstanding                     90,000                   90,000
     Additional paid-in capital                                               284,538                  284,538
     Retained income -- substantially restricted                           43,475,167               38,570,890
     Unrealized net holding gains on available-for-sale
       portfolios, net of taxes                                                 8,584                    --
                                                                          -----------              -----------
               Total stockholders' equity                                  43,918,289               39,005,428

Commitments and contingencies (notes 6, 11, 18 and 21)                    -----------              -----------
                                                                        $ 475,665,197              407,682,427
                                                                          ===========              ===========

See accompanying notes to consolidated financial statements.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                       Consolidated Statements of Income

                 Years ended September 30, 1995, 1994 and 1993

                                                             1995         1994          1993
                                                             ----         ----          ----
Interest income:
     Loans receivable                                   $ 33,869,405   24,415,606    23,617,051
     Mortgage-backed securities                            1,133,956    1,635,027     4,450,218
     Investment securities                                   182,118      231,489       288,349
     Federal funds sold and other investments              1,290,244    1,448,586     2,101,432
                                                          ----------   ----------    ----------
           Total interest income                          36,475,723   27,730,708    30,457,050
                                                          ----------   ----------    ----------
Interest expense:
     Interest on deposits (note 13)                       18,126,660   13,182,045    14,053,876
     Interest on borrowed funds                            1,633,125      498,584     1,332,134
                                                          ----------   ----------    ----------
           Total interest expense                         19,759,785   13,680,629    15,386,010
                                                          ----------   ----------    ----------
           Net interest income                            16,715,938   14,050,079    15,071,040
Provision for (recovery of) losses on loans (note 9)          45,233     (110,686)       37,303
                                                          ----------   ----------    ----------
           Net interest income after provision for
            (recovery of) losses on loans                 16,670,705   14,160,765    15,033,737
                                                          ----------   ----------    ----------
Noninterest income:
     Fees and service charges                              1,288,920    1,579,552     1,298,961
     Gain on sale of loans, net                            1,062,061    3,467,754     2,962,832
     Gain on sale of mortgage-backed securities                --       1,891,610         --
     Gain on sale of investment securities                     --          30,980         --
     Other                                                   294,925      133,109       227,398
                                                          ----------   ----------    ----------
           Total noninterest income                        2,645,906    7,103,005     4,489,191
                                                          ----------   ----------    ----------
Noninterest expense:
     Compensation and employee benefits                    5,029,180    5,804,602     6,232,642
     Occupancy                                             1,152,605    1,260,711     1,277,503
     SAIF deposit insurance premiums                         806,902      787,071       807,101
     Loss on investments in real estate, net (note 7)        535,498      458,965     1,406,800
     Legal fees expense (recovery) and costs of
       litigation                                          1,879,937     (245,569)    4,737,687
     Other                                                 2,836,417    2,418,817     2,372,016
                                                          ----------   ----------    ----------
           Total noninterest expense                      12,240,539   10,484,597    16,833,749
                                                          ----------   ----------    ----------
Equity in net income (loss) of joint ventures                  --         278,576      (197,231)
                                                          ----------   ----------    ----------
           Income before income tax provision              7,076,073   11,057,749     2,491,948
Income tax provision (note 15)                             2,171,795    4,457,181       989,149
                                                          ----------   ----------    ----------
           Net income                                   $  4,904,277    6,600,568     1,502,799
                                                          ==========   ==========    ==========

See accompanying notes to consolidated financial statements.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Equity

                 Years ended September 30, 1995, 1994 and 1993

                                                                                                   Unrealized
                                                                                                  net holding
                                                                                                    gains on
                                                                                                   available-     Total
                                                         Non-voting    Additional                   for-sale      stock-
                                                Common     common       paid-in       Retained     portfolios,    holders'
                                                 stock      stock       capital        income         net         equity
                                                 -----      -----       -------        ------         ---         ------
Balance at September 30, 1992                $  60,000           --       284,538    30,557,523           --    30,902,061
Net income -- year ended
     September 30, 1993                             --           --            --     1,502,799           --     1,502,799
                                               -------      -------      --------   -----------       ------   -----------
Balance at September 30, 1993                   60,000           --       284,538    32,060,322           --    32,404,860
Distribution of non-voting
     common stock (note 1)                          --       90,000            --       (90,000)          --            --
Net income -- year ended
     September 30, 1994                             --           --            --     6,600,568           --     6,600,568
                                               -------      -------      --------   -----------       ------   -----------
Balance at September 30, 1994                   60,000       90,000       284,538    38,570,890           --    39,005,428
Net income -- year ended
     September 30, 1995                             --           --            --     4,904,277           --     4,904,277
Adjustment to unrealized
     net holding gains, net
     of taxes                                       --           --            --            --        8,584         8,584
                                               -------      -------      --------   -----------       ------   -----------
Balance at September 30, 1995                $  60,000       90,000       284,538    43,475,167        8,584    43,918,289
                                               =======      =======      ========   ===========       ======   ===========


See accompanying notes to consolidated financial statements.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

                 Years ended September 30, 1995, 1994 and 1993

                                                                 1995           1994           1993
                                                                 ----           ----           ----
Cash flows from operating activities:
     Net income                                            $   4,904,277      6,600,568      1,502,799
     Adjustments to reconcile net income to net
       cash provided by operating activities:
          Provision for losses on loans and
             investments in real estate                          293,379        300,514       942,389
          Depreciation and amortization of  property
             and equipment                                       274,010        319,850       315,104
          Amortization of premium (discount)
             on mortgage-backed securities                         8,886          7,027       (13,387)
          Amortization of premium (discount) on
             investment securities                               (61,261)        45,562        64,010
          Amortization of unearned loan fees                    (133,645)      (172,421)     (338,214)
          (Increase) decrease in deferred income taxes          (154,065)       297,329      (297,134)
          (Increase) decrease in prepaid expenses
             and other assets                                 (1,970,005)     1,121,511      (245,008)
          (Increase) decrease in accrued expenses
             and other liabilities                             1,097,716     (1,286,481)      948,713
          (Decrease) increase in income taxes payable         (1,742,636)       794,762       388,995
          Gain on sale of investment securities                    --           (30,980)        --
          Gain on sale of mortgage-backed securities               --        (1,891,610)        --
          Gain on sale of loans                               (1,062,061)    (3,467,754)   (2,962,832)
          (Gain) loss on sale of investments in
             real estate, net                                   (203,112)      (270,100)       15,146
          Loss on retirement of property and equipment             --             --            2,309
          Mortgage banking activity:
             Originations of loans held for sale            (122,819,668)  (165,310,233) (236,995,876)
             Mortgage loans sold                             124,095,652    179,705,119   243,618,658
                                                            ------------   ------------  ------------
                 Net cash provided by operating
                   activities                                  2,527,467     16,762,663     6,945,672
                                                            ------------   ------------  ------------
Cash flows from investing activities:
     (Decrease) increase in securities purchased
       under agreements to resell                                  --        21,000,000    (8,520,000)
     Maturities:
       Available-for-sale investment securities                8,000,000          --            --
       Investment securities                                       --         4,000,000     6,000,000
     Principal repayments:
       Available-for-sale mortgage-backed securities             118,372          --            --
       Held-to-maturity mortgage-backed securities               836,886          --            --
       Mortgage-backed securities                                  --         5,952,466     3,530,287
     Sales of investment securities                                --         7,467,774         --
     Purchases of:
       Available-for-sale investment securities               (5,940,419)         --            --
       Held-to-maturity mortgage-backed securities               (17,151)         --            --
       Investment securities                                       --        (9,424,489)   (6,120,313)

                                                                     (Continued)

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

                                                                 1995           1994           1993
                                                                 ----           ----           ----
Cash flows from investing activities, continued:
     Proceeds from sale of mortgage-backed securities     $        --        35,223,922          --
     Loan repayments net of originations                      18,068,255     13,305,057     34,650,407
     Purchases of loans                                      (85,025,770)  (141,392,326)   (27,320,238)
     Loan fees received                                           98,293        247,666        245,484
     Proceeds from sale of loans                               3,683,514     34,063,103             --
     Proceeds from sale of investments in real estate          2,499,917      5,209,897      2,902,635
     Advances for investments in real estate                  (1,734,355)    (1,507,012)    (1,797,051)
     (Increase) decrease in investments in and advances
        to joint ventures                                          --          (151,424)       647,605
     Federal Home Loan Bank of Atlanta stock purchases          (224,400)         --             --
     Federal Home Loan Bank of Atlanta stock dividends             --           (72,900)      (105,000)
     Purchases of property equipment                             (44,058)       (59,560)      (138,491)
                                                           -------------  -------------   ------------
                   Net cash provided by (used) in
                    investing activities                     (59,680,916)   (26,137,826)     3,975,325
                                                           -------------  -------------   ------------
Cash flows from financing activities:
     Net increase (decrease) in deposits                      49,191,354     (6,424,829)   (14,136,224)
     Decrease (increase) in short-term borrowings
        (original maturities less than 3 months)                (293,783)     5,619,703        518,327
     Proceeds from advances from Federal Home
        Loan Bank of Atlanta                                  26,000,000     11,000,000      7,200,000
     Repayments of advances to Federal Home Loan
        Bank of Atlanta                                      (12,000,000)    (3,000,000)            --
     Increase (decrease) in advance payments by
        borrowers for taxes, insurance and
        ground rents                                              78,522       (463,845)       249,829
                                                           -------------  -------------   ------------
                   Net cash provided (used) by
                    financing activities                      62,976,093      6,731,029     (6,168,068)
                                                           -------------  -------------   ------------
                   Net increase (decrease) in cash
                    and cash equivalents                       5,822,644     (2,644,134)     4,752,929
Cash and cash equivalents at beginning of period              18,174,919     20,819,053     16,066,124
                                                           -------------  -------------   ------------
Cash and cash equivalents at end of period                $   23,997,563     18,174,919     20,819,053
                                                           =============  =============   ============
Noncash activities:
     Loans transferred to real estate acquired
        through foreclosure                               $      432,705        503,787      1,562,678
     Loans to facilitate sale of real estate
        acquired through foreclosure                             700,000        622,214      1,096,810
     Loans held for sale transferred to loans held
        for investment                                             --        13,033,194          --
     Distribution of non-voting common stock                       --            90,000          --
                                                           =============  =============   ============


See accompanying notes to consolidated financial statements.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                       September 30, 1995, 1994 and 1993



(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)  Business
          --------

          Fairfax Financial Corporation (the Company), through its wholly-owned subsidiary, Fairfax Savings, A Federal Savings Bank (the Bank) and its subsidiaries, provides a full range of banking services to individual and corporate customers, primarily in the mid-Atlantic region. The Bank is subject to competition from other financial institutions. The Bank and the Company are also subject to the regulations of certain federal agencies and undergo periodic examinations by those regulatory authorities.

     (b)  Basis of Financial Statement Presentation
          -----------------------------------------

          The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. The consolidated financial statements include the accounts of the Company and the Bank and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates.

          Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of investments in real estate. In connection with these determinations, management obtains independent appraisals for significant properties and/or prepares fair value analyses as appropriate.

          A major portion of the Company's loans is secured by single family homes. Substantially all of these loans are in the mid-Atlantic region. Accordingly, the ultimate collectibility of the Company's loan portfolio is susceptible to changes in market conditions in the mid-Atlantic region.

          The Company's investment in real estate is composed of properties located primarily in the mid-Atlantic region. The ultimate recovery of the carrying amounts of its investments in real estate is susceptible to changes in market conditions in those areas.

          Management believes that the allowances for losses on loans and investments in real estate are adequate. While management uses available information to recognize losses on loans and investments in real estate, future additions to the allowances may be necessary based on changes in economic conditions, particularly in the mid-Atlantic region. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for losses on loans and investments in real estate. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements




(1)  Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     (c)  Investment Securities and Mortgage-backed Securities
          ----------------------------------------------------

          As of October 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," (SFAS No. 115), which addresses the accounting and reporting for certain investments in debt and equity securities.

          SFAS No. 115 requires classification of investments into three categories. Debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and recorded at amortized cost. Debt and equity securities not classified as held-to-maturity and equity securities with readily determinable fair values are classified as trading securities if bought and held principally for the purpose of selling them in the near term. Trading securities are reported at fair value, with unrealized gains and losses included in earnings. Investments not classified as held-to-maturity or trading are considered available-for-sale and are reported at fair value, with unrealized holding gains and losses excluded from earnings and reported as a separate component of retained income (net of tax effects). Fair value is determined based on bid prices published in financial newspapers or bid quotations received from securities dealers.

          Premiums and discounts on investment and mortgage-backed securities are amortized over the term of the security using the interest method. Gain or loss on sale of investments available-for-sale is reflected in income at the time of sale using the specific identification method.

     (d)  Loans Held for Sale
          -------------------

          Loans held for sale consisted of mortgage loans of $8,364,755, at September 30, 1995 and $7,890,098 at September 30, 1994. Loans held for sale are carried at the lower of cost or market as determined by outstanding commitments from investors or current investor yield requirements calculated on an aggregate basis.

     (e)  Property and Equipment
          ----------------------

          Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of the related assets or over the initial terms of the various leases.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements




(1)  Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     (f)  Investments in Real Estate
          --------------------------

          Real estate held for development and sale includes real estate development projects, which are recorded at the lower of cost or estimated net realizable value, and improved and unimproved real estate acquired through foreclosure or in-substance foreclosure, which is recorded initially at the lower of cost or estimated fair value and subsequently at the lower of book value or estimated fair value less estimated costs to sell. Management estimates fair value based on appraisals and/or cash flow analyses. Costs relating to improving such properties are capitalized and costs relating to holding such properties are charged to expense.

     (g)  Income Taxes
          ------------

          The Company and its subsidiaries file consolidated federal income tax returns.

          Effective October 1, 1991, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets (including tax loss carryforwards) are recognized only to the extent that it is more likely than not that such amounts will be realized based on consideration of available evidence, including tax planning strategies and other factors.

     (h)  Discounts/Premiums on Loans Purchased
          -------------------------------------

          Discounts and premiums on mortgage loans purchased are amortized over the contractual or weighted average life of the loans using the interest method. Prepayments speed estimates were derived from actual historical prepayment experience in the mortgage pass-through market.

     (i)  Loan Origination and Commitment Fees
          ------------------------------------

          For loans held for investment, loan origination and commitment fees and direct loan origination costs are deferred and amortized into income over the contractual life of the loan using the interest method. Under certain circumstances, commitment fees are recognized over the commitment period or upon the expiration of the commitment.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements



(1)  Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------

     (i)  Loan Origination and Commitment Fees, continued
          -----------------------------------------------

          For loans held for sale, all loan origination and commitment fees and direct loan origination costs are deferred until the related loans are sold. The deferred fees and costs are recognized as a component of gains and losses.

     (j)  Provision for Losses on Loans Receivable
          ----------------------------------------

          In October 1994, the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan" was amended by Statement 118 "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures" (collectively referred to as "Statement 114"). Statement 114 is effective for fiscal years beginning after December 15, 1994. Statement 114 addresses the accounting by creditors for impairment of certain loans. It is generally applicable for all loans except large groups of smaller-balance homogenous loans, including residential mortgage loans and consumer installment loans that are collectively evaluated for impairment. It also applies to all loans that are restructured in a troubled debt restructuring involving a modification of terms. However, if a loan that was restructured in a troubled debt restructuring involving a modification of terms before the effective date of Statement 114 is not impaired based on the terms specified by the restructuring agreement, a creditor may continue to account for the loan in accordance with the provisions of Statement 15, "Accounting for Troubled Debt Restructurings" prior to its amendment by Statement 114.

          Statement 114 requires that impaired loans be measured on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Company adopted the provisions of Statement 114 as of October 1, 1995. Adoption of Statement 114 will not have a material impact on the Company's financial statements.

     (k)  Financial Instruments
          ---------------------

          The Company uses financial options (interest-rate options) as a hedge against exposure to interest rate risk on certain portions of anticipated loan production through the purchase of puts or the writing of calls. The instruments are based on notional amounts which approximate the amount of production to be hedged. The underlying securities subject to the contracts are either FNMA or GNMA mortgage-backed securities based on the type of loan in production. Premiums paid and received are amortized over the option periods, which are generally sixty to ninety days. Gains and losses on exercise of the puts and calls are used to offset the effects of changes in interest rates on related anticipated loan production. Unamortized net premiums as of September 30, 1995 and 1994 were approximately $0 and $15,000, respectively.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements



(1)  Summary of Significant Accounting Policies, Continued
     -----------------------------------------------------


     (l)  Capital Stock
          -------------

          In June, 1994 the stockholders of the Company approved an amendment to the Company's charter to provide for the authorization of 9,000,000 shares of non-voting common stock (par value $.01 per share). Thereupon, the Company distributed 150 shares of non-voting common stock for each share of voting common stock issued and outstanding. Subsequent to the distribution, the Company had outstanding 60,000 shares of voting common stock and 9,000,000 shares of non-voting common stock. Since, there is no active market for the stocks in order to establish fair value, the amount of par value of the shares issued was capitalized from retained income, in accordance with generally accepted accounting principles.

     (m)  Statements of Cash Flows
          ------------------------

          For purposes of reporting cash flows, cash and cash equivalents include cash on hand and in banks and federal funds sold.

          The Company paid interest on deposits, including interest credited directly to customer accounts, and borrowings aggregating $19,743,740, $13,518,363 and $15,471,169 during 1995, 1994 and 1993, respectively.

(2)  Cash
     ----

     Cash in the amount of $1,043,120 and $786,989 at September 30, 1995 and 1994, respectively, is restricted for payment of mortgagor principal, interest, taxes, and insurance which relate to payments received in connection with the Company's mortgage servicing operation. At September 30, 1994, cash in the amount of $1,184,039, was restricted for collateral for an appeal bond.

(3)  Securities Purchased Under Agreements to Resell
     -----------------------------------------------

     The Company purchases securities under agreements to resell (repurchase agreements). The amounts advanced under the agreements represent short-term loans.

     There were no securities purchased under agreements to resell during the year ended September 30, 1995.

     Securities purchased under agreements to resell averaged $10,567,123 during the year ended September 30, 1994. The maximum amount outstanding at any month-end was $28,000,000 during the year ended September 30, 1994.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements



(4)  Investment Securities

     Investment securities consisting of United States government and sponsored corporation obligations, are summarized as follows at September 30:

                                                                                  1995
                                                  ------------------------------------------------------------------
                                                  Amortized           Unrealized           Fair           Carrying
                                                     cost               losses             value            value
                                                     ----               ------             -----            -----
     Available-for-sale
     ------------------
     United States Treasury
      notes due within 1 year                    $ 1,999,634             2,454           1,997,180         1,997,180
                                                   =========             =====           =========         =========
                                                                                                     1994
                                                                                       -----------------------------
                                                                                         Amortized            Fair
                                                                                            cost             value
                                                                                            ----             -----
     United States Treasury notes due:
      Due within one year                                                              $ 2,002,708          1,999,400
      Due one through five years                                                         1,995,246          1,955,000
                                                                                         ---------          ---------
                                                                                        $3,997,954          3,954,400
                                                                                         =========          =========

     At September 30, 1994 gross unrealized losses on investment securities totaled $43,554.

(5)  Mortgage-Backed Securities
     --------------------------

     Mortgaged-backed securities are summarized as follows at September 30:

                                                                                           1995
                                                       --------------------------------------------------------------------------
                                                       Amortized        Unrealized        Unrealized        Fair        Carrying
                                                         cost             gains             losses          value        value
                                                         ----             -----             ------          -----        -----
     Held-to-maturity:
     Federal Home Loan
      Mortgage Corporation
      (FHLMC)                                        $  7,931,825            --             65,923        7,865,902      7,931,825
     Federal National Mortgage
      Association (FNMA)                                  525,069           3,230             --            528,299        525,069
     Government National
      Mortgage Association
      (GNMA)                                            7,463,180           5,461             --          7,468,641      7,463,180
                                                      -----------         -------          -------      -----------    -----------
                                                       15,920,074           8,691           65,923       15,862,842     15,920,074
     Available-for-sale:
     FHLMC                                                636,613          16,440             --            653,053        653,053
                                                      -----------         -------          -------      -----------    -----------
                                                     $ 16,556,687          25,131           65,923       16,515,895     16,573,127
                                                      ===========         =======          =======      ===========    ===========

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements



(5)  Mortgage-Backed Securities, Continued
     -------------------------------------

                                                               1994
                                                        -------------------
                                                        Amortized      Fair
                                                          cost        value
                                                          ----        -----
     FLHMC                                            $  8,768,833   8,467,040
     FNMA                                                  596,713     584,079
     GNMA                                                8,143,837   7,723,667
                                                        ----------  ----------
                                                      $ 17,509,083  16,774,786
                                                        ==========  ==========

     At September 30, 1994, gross unrealized gains and gross unrealized losses on mortgage-backed securities totaled $23,918 and $758,215, respectively.

     At September 30, 1994, GNMA securities which are considered held-to-maturity with an amortized cost of $6,817,054, and a market value of $6,465,300, were pledged as collateral for an appeal bond.

(6)  Loans Receivable
     ----------------

     Loans receivable and accrued interest thereon are summarized as follows at September 30:

                                                          1995          1994
                                                          ----          ----
     First mortgage loans:
       Conventional                                  $ 304,952,674   296,636,550
       Construction                                     20,867,703    14,678,007
                                                      ------------  ------------
               Total mortgage loans                    325,820,377   311,314,557
     Loans secured by savings accounts                     615,600       698,545
     Home equity loans and second mortgages             32,282,929    18,549,921
     Consumer loans and lines of credit                 58,466,891    24,566,133
     Accrued interest receivable, net of allowance
       for loss on delinquent interest of $135,729
       and $79,763 at September 30, 1995 and 1994,
       respectively                                      2,804,639     1,948,891
     Dealer reserve                                        148,129       231,196
                                                      ------------  ------------
                                                       420,138,565   357,309,243
     Less:
       Allowance for losses                              3,556,374     3,544,073
       Undisbursed portion of loans in-process           7,812,796     7,179,063
       Unearned discounts (premiums), net                   (3,980)      629,394
       Unearned loan fees, net                             271,273       297,447
                                                      ------------  ------------
               Loans receivable, net                 $ 408,502,102   345,659,266
                                                      ============  ============


                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements



(6)  Loans Receivable, Continued
     ---------------------------

     As of September 30, 1995, conventional loans secured by mortgages on real estate consisted of $263,749,093 in 1 to 4 family residential loans, $498,000 in 5 or more family residential loans, $21,520,329 in commercial property loans, $7,417,170 in mortgage lines of credit and $11,768,082 in land development loans.

     As of September 30, 1994, conventional loans secured by mortgages on real estate consisted of $262,206,000 in 1 to 4 family residential loans, $868,000 in 5 or more family residential loans, $25,728,000 in commercial property loans, $2,424,000 in mortgage lines of credit and $5,411,000 in land development loans.

     As of September 30, 1995 and 1994, construction loans were secured by 1 to 4 family residential mortgage loans.

     The Company's lending operations are concentrated in the mid-Atlantic region. Substantially all of the Company's loans receivable are mortgage loans secured by residential and commercial property and consumer loans secured by automobiles and boats. Loans are extended only after evaluation by management of borrowers' credit worthiness, value of collateral and other relevant factors on a case-by-case basis.

     The Company generally does not lend over 95% of the appraised value of a property and generally requires private mortgage insurance on residential first mortgages with loan-to-value ratios in excess of 80%. In addition, the Company generally obtains personal guarantees of partial to full repayment from the borrower and/or others for construction, commercial and multi-family residential loans and disburses the proceeds of construction and similar loans only as work progresses on the related projects.

     Residential lending is generally considered to involve less risk than other forms of lending although repayment of these loans is dependent to some extent on economic and market conditions in the Company's primary lending area. Multi-family residential, commercial and construction loan repayments are generally dependent on the operations of the related properties or the financial condition of the borrower or guarantor. Accordingly, repayment of such loans can be more susceptible to adverse conditions in the real estate market and the national and local economy. Repayment of consumer loans is largely dependent on the condition of the regional economy and the used automobile and boat market.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements



(6)  Loans Receivable, Continued
     ---------------------------

     The contractual or notional amounts of financial instruments with off-balance sheet (statement of financial condition) credit risk were as follows as of September 30:

                                                                   Contract or Notional Amount
                                                                   ---------------------------
                                                                       1995           1994
                                                                       ----           ----
     Financial instruments representing credit risk:
      Commitments to extend credit to qualified buyers
        of residential  units, exclusive of undisbursed
        portion of loans-in-process                                $ 4,139,000      4,591,000
      Commercial loan commitments                                    4,652,750           --
      Undisbursed lines of credit (including mortgage lines
        of credit, home equity lines and overdraft lines)           16,814,843     23,457,000
      Unsecured standby letters of credit                              854,104        809,000
      Financial guarantees                                          16,461,000     11,692,000
     Financial instruments with notional amounts
      which exceed the amount of credit risk:
        Put options purchased                                            --         4,000,000
        Call options sold                                                --         2,000,000

     The Company is a party to financial instruments with off-balance sheet (statement of financial condition) risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, financial guarantees and options purchased and written in connection with the management of interest rate risk on loan production. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the statement of financial condition. The contract or notional amounts of those instruments reflect the Company's involvement in particular classes of financial instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but generally may include cash, marketable securities, and property. Mortgage loan commitments, exclusive of the undisbursed portion of loans-in-process, are at market terms at the time of closing. Substantially all of these commitments expire in less than 90 days.

     Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Company holds collateral supporting those commitments when deemed necessary.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements



(6)  Loans Receivable, Continued
     ---------------------------

     In addition, certain first mortgage residential loans sold by a subsidiary of the Company are subject to recourse to that subsidiary as determined in the loan sales agreements and represent financial guarantees of the subsidiary. The recourse provisions generally require the subsidiary of the Company to repurchase the buyer's interest in individual loans in the event the borrower becomes delinquent on scheduled payments within a specified period from the sale of the loan.

     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, recourse obligations on loans sold and financial guarantees is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. For put options purchased and call options written, the contract or notional amounts do not represent exposure to credit loss. The commitments to extend credit and financial guarantees are secured by residential real estate. Generally, the security is adequate to satisfy the amount of commitment or guarantee and therefore management believes that an allowance for loss is not required.

     The Company generally enters into two types of interest-rate options, purchase of puts and sale of calls. The put options are contracts that allow the Company to sell a financial instrument to the seller or "writer" of the option at a specified price during a specified period of time, and call options allow the purchaser to sell a financial instrument to the Company at a specified price during a specified period of time. The underlying instruments are FNMA or GNMA mortgage-backed securities. These options are used to hedge interest rate risk on a portion of anticipated loan production. A premium is paid for the put and the Company would normally exercise the right of sale at a gain in a rising interest rate environment to offset the effect of rates committed on related anticipated loan production. The calls are sold for a premium and would normally be exercised in a declining interest rate environment and the loss incurred by the Company would offset anticipated loan sales at higher rates committed on related anticipated loan production. The contracts are settled for the difference between the strike or exercise price and the market price on the date the put or call is exercised. While the call option contracts are accounted for as a part of the hedging strategy, the Company bears the risk of an unfavorable change in the price of the financial instrument underlying the option.

     At September 30, 1995 and 1994 nonaccrual loans were $4,209,497 and $1,453,214, respectively. At September 30, 1995 and 1994, past due 90 days and accruing loans amounted to $869,669 and $1,013,989, respectively. In addition to the nonaccrual loans identified above, management has identified other loans within the commercial loan portfolio that, while current in required payments, have exhibited potential weaknesses that could weaken the asset and increase the level of risk in the future. Such loans amounted to $477,433 at September 30, 1995 and $2,908,437 at September 30, 1994. Management believes that the allowance for losses is adequate to provide for potential losses on these loans.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(6)  Loans Receivable, Continued
     ---------------------------

     Interest income that would have been recognized on nonaccrual loans during the years ended September 30 if the loans had been current in accordance with their original terms and the interest income actually recognized are summarized below:

                                               1995     1994     1993
                                               ----     ----     ----
     Interest income that would have been
       recognized                           $ 395,733  143,783  238,070
     Interest income recognized               264,050   58,077   88,312
                                              -------  -------  -------
     Interest income foregone               $ 131,683   85,706  149,758
                                              =======  =======  =======

     At September 30, 1995, 1994 and 1993 the Company was servicing for third-party investors whole loans and participating interests in loans of approximately $63,060,000, $83,874,000 and $79,993,000, respectively, which are not reflected in the consolidated statements of financial condition. Such servicing operations result in annual service fees which generally range from .25% to .44% based on unpaid principal balances of loans serviced.

(7)  Investments in Real Estate
     --------------------------

     Investments in real estate are summarized as follows at September 30:

                                                     1995        1994
                                                     ----        ----

     Held for development and sale                $   --        248,146
     Real estate owned:
       Acquired through foreclosure                 4,031,375   4,859,120
       Ground rents, at cost                          238,900     240,900
                                                    ---------   ---------
                                                    4,270,275   5,348,166
       Less -- allowance for losses                   398,695     398,695
                                                    ---------   ---------
                                                  $ 3,871,580   4,949,471
                                                    =========   =========

     Loss on investments in real estate, net, is summarized as follows for the years ended September 30:

                                               1995       1994       1993
                                               ----       ----       ----
     Loss (gain) on sale, net              $ (203,112)  (270,100)    15,146
     Provision for losses                     248,146    411,200    905,086
     Other expenses, net                      490,464    317,865    486,568
                                             --------   --------  ---------
                                           $  535,498    458,965  1,406,800
                                             ========   ========  =========

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements



(8)  Investments in and Advances to Joint Ventures
     ---------------------------------------------

     The Company has had through various subsidiaries, investments in joint ventures formed for the purpose of acquiring and developing real estate for sale.

     The investments were liquidated during 1994.

     Following are the income statements for the investments in joint ventures for the years ended September 30:

                                               1994        1993
                                               ----        ----
     Operations
     ----------
       Sales of developed real estate       $  265,950   2,440,850
       Gain on forgiveness of debt             447,952       --
                                               -------   ---------
                                               713,902   2,440,850
                                               -------   ---------
       Cost of sales                           248,791   2,184,965
       Operating expenses                       47,268     459,179
                                               -------   ---------
                                               296,059   2,644,144
                                               -------   ---------
       Net income (loss)                    $  417,843    (203,294)
                                               =======   =========

     The loss amounts which relate directly to the Company do not agree directly to the consolidated financial statements due to various percentages of ownership, timing differences in recognizing loan fees, interest, certain expenses, delinquent interest and charge-offs of advances.

(9)  Allowance for Losses on Loans Receivable and Investments in Real Estate
     -----------------------------------------------------------------------

     Activity in the allowance for loan losses is summarized as follows for the years ended September 30:

                                              1995         1994        1993
                                              ----         ----        ----
     Beginning balance                    $ 3,544,073   3,863,000   3,999,897
     Provision for (recovery of) losses        45,233    (110,686)     37,303
     Charge-offs                              (69,207)   (323,950)   (207,174)
     Recoveries                                36,042     115,709      32,974
                                            ---------   ---------   ---------
     Ending balance                       $ 3,556,374   3,544,073   3,863,000
                                            =========   =========   =========

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(9)  Allowance for Losses on Loans Receivable and Investments in Real Estate,
     ------------------------------------------------------------------------
     Continued
     ---------

     Activity in the allowance for losses on investments in real estate is as follows for the years ended September 30:

                                             1995       1994        1993
                                             ----       ----        ----
     Beginning balance                    $ 398,695    924,018   1,648,840
     Provision for losses                   248,146    411,200     905,086
     Charge-offs                           (248,146)  (998,983) (1,636,379)
     Recoveries                               --        62,460       6,471
                                           --------   --------  ----------
     Ending balance                       $ 398,695    398,695     924,018
                                           ========   ========  ==========

(10) Federal Home Loan Bank of Atlanta Stock
     ---------------------------------------

     The Company is required to maintain an investment in the stock of the Federal Home Loan Bank (FHLB) of Atlanta in an amount equal to at least 1% of the unpaid principal balances of the Company's residential mortgage loans or .3% of total assets or 5% of its outstanding advances from the FHLB, whichever is greater. Purchases and sales of stock are made directly with the FHLB of Atlanta at par value.

(11) Property and Equipment
     ----------------------

     Property and equipment are summarized as follows at September 30:

                                                                  Estimated
                                             1995       1994     useful lives
                                             ----       ----     ------------
     Land                                 $  157,994    157,994         --
     Buildings and improvements              398,045    398,045  15 - 25 years
     Furniture, fixtures and equipment     1,915,749  2,319,140   3 - 12 years
     Leasehold improvements                  384,490    401,822  12 - 20 years
                                           ---------  ---------
     Total, at cost                        2,856,278  3,277,001
     Less accumulated depreciation and
     amortization                          2,227,948  2,418,719
                                           ---------  ---------
                                          $  628,330    858,282
                                           =========  =========

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements



(11) Property and Equipment, Continued
     ---------------------------------

     At September 30, 1995, the Company was obligated under noncancellable long-term operating leases for eleven of its branch offices and administrative offices. These leases expire on various dates and have approximate aggregate rentals as follows:

     1996                                                       $   502,672
     1997                                                           470,724
     1998                                                           204,112
     1999                                                           118,264
     2000                                                            75,103
     Subsequent years                                             1,465,880
                                                                  ---------
         Total minimum lease payments                           $ 2,836,755
                                                                  =========

     Rent expense was $572,749, $652,118 and $682,686 for the years ended September 30, 1995, 1994 and 1993, respectively.

(12) Insurance of Accounts and Regulatory Capital
     --------------------------------------------

     The Federal Deposit Insurance Corporation (FDIC), through the Savings Association Insurance Fund (SAIF), insures deposits of accountholders up to $100,000. To provide for this insurance, the Bank must pay an annual premium. The Bank is also required to maintain an investment in the stock of the Federal Home Loan Bank. See note 10.

     In connection with the insurance of its deposits, the Bank is required to maintain a minimum level of regulatory capital. The regulatory capital regulations require minimum levels of tangible and core capital of 1.5% and 3%, respectively, of adjusted total assets and risk-based capital of 8% of risk-weighted assets. For risk-based capital purposes, the Bank is permitted to include its general valuation loan loss allowance subject to a limitation of 1.25% of risk-weighted assets. At September 30, 1995, the Bank was in compliance with the regulatory capital requirements, with tangible, core and risk-based capital ratios of 8.77%, 8.77% and 15.03%, respectively.

     Certain investments, including investments in subsidiaries involved in activities which are not permissible for national banks, are required to be excluded from capital, except that any such investments made as of April 12, 1989 are subject to a phased-in exclusion at specified rates on July 1 of each year from 1990 to 1994. The percentages of such investments subject to exclusion from capital are as follows: 1991, 25%; 1992, 40%; 1993, 60%; and 1994, 100%. On July 1, 1992 the increase in the percentage exclusion to 40% was postponed until October 31, 1992. On October 30, 1992, the Office of Thrift Supervision (OTS) issued an order to immediately freeze current capital deductions for investments and loans made by savings associations to their real estate subsidiaries at 25 percent pursuant to authority granted under the Housing and Community Development Act of 1992. The immediate freeze was effective until January 1, 1993. Savings associations that wanted to take advantage of an extended capital phase-out schedule after January 1 were required to submit

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(12) Insurance of Accounts and Regulatory Capital, Continued
     -------------------------------------------------------

     an application to their OTS regional office by December 1, 1992. During November 1992, the Bank submitted its application to the OTS and received approval in December 1992. At September 30, 1995 and September 30, 1994, the Bank's net investment subject to the phased-in exclusion from capital was approximately $838,000 and $2,255,000, respectively, and is effective until July 1996.

     On a fully phased-in basis the Bank would have had tangible, core and risk-based capital ratios of 8.72%, 8.72% and 14.95% at September 30, 1995, respectively.

     The Federal Deposit Insurance Corporation Improvement Act (FDICIA) of 1991 was signed into law on March 19, 1991, and regulations implementing the prompt correction action provisions became effective on March 19, 1992. FDICIA also includes significant changes to the legal and regulatory environment for insured depository institutions, including reduction in insurance coverage for certain kinds of deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting, and operations.

     The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain restrictions, including the requirement to file a capital plan with its primary federal regulator, prohibitions on the payment of dividends and management fees, restrictions on executive compensation, and increased supervisory monitoring, among other things.

     To be considered "well capitalized," an institution must generally have a leverage capital ratio of at least 5%, a tier one risk-based capital ratio of at least 6% and a total risk-based capital ratio of at least 10%. At September 30, 1995, the Bank met the criteria required to be considered "well-capitalized" under this regulation.

     Dividends may not be paid if doing so would cause the Bank to fail to meet the minimum levels of regulatory capital. See also note 20 for additional restrictions on the payment of dividends.

     The Office of Thrift Supervision adopted a final rule in August of 1993 incorporating an interest rate risk (IRR) component into the risk-based capital rules. The new rule is effective January 1, 1994, however, institutions have not yet been required to meet the new standards. The IRR component is a dollar amount that will be deducted from total capital for the purpose of calculating an institution's risk-based capital requirement and is measured in terms of the sensitivity of its net portfolio value
     (NPV) to changes in interest rates. NPV is the difference between incoming and outgoing discounted cash flows from assets, liabilities, and off-balance sheet contracts. An institution's IRR is measured as the change to its NPV as a result of a hypothetical 200 basis point change in market interest rates. A resulting

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements



(12) Insurance of Accounts and Regulatory Capital, Continued
     -------------------------------------------------------

     change in NPV of more than 2% of the estimated market value of its assets will require the institution to deduct from its capital 50% of that excess change. The rule provides that the OTS will calculate the IRR component quarterly for each institution. Based on the information provided by the OTS on the Bank's NPV as of June 30, 1995, the new requirement would not have required an adjustment to risk-based capital as of September 30, 1995.

     The Bank's premiums for deposit insurance are based upon rates established for the Savings Association Insurance fund ("SAIF") of the FDIC. As SAIF remains substantially undercapitalized, legislation has been introduced in Congress (i) to recapitalize SAIF, (ii) to merge SAIF with the Bank Insurance Fund ("BIF"), and (III) to provide for the payment of interest on the Financing Corporation ("FICO") bonds issued in 1987. Under the proposed legislation, a significant one-time special assessment may have to be paid by the Bank (amounting to $.85 to $.90 per $100 of SAIF insured deposits or between $3.3 million and $3.5 million based on deposits at September 30,
     1995). Further, the Bank would have to pay annually approximately $.025 per $100 of insured deposits (in addition to regular deposit insurance premiums) to fund FICO interest payments. Although passage of the legislation appears likely, the ultimate form of the legislation, including the timing and amount of any payments to be made thereunder, cannot be determined at this time.

(13) Deposits
     --------

     Deposits are summarized as follows at September 30:

                                            Weighted Average Rate
                                            ---------------------
                                              1995         1994
                                              ----         ----
     Certificates                             5.95%        4.90%
     Passbook                                 2.80         2.81
     NOW accounts:
       Non-interest bearing                    --           --
       Fixed rate                             2.53         2.55
     Money market deposit accounts:
       Monthly                                3.14         2.95
       Other intervals                        4.74         3.97

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements




(13) Deposits, Continued
     -------------------

                                              1995                  1994
                                     ---------------------  --------------------
                                       Amount          %      Amount         %
                                       ------          -      ------         -
     Certificate                   $ 264,639,579     67.8%  179,796,016    52.7%
     Statement savings                 5,879,474      1.5     6,990,592     2.0
     NOW accounts:
       Non-interest bearing            6,539,426      1.7     8,021,573     2.4
       Fixed rate                     16,422,856      4.2    18,109,218     5.3
     Money market deposit accounts:
       Monthly                        17,247,535      4.4    23,105,398     6.8
       Other intervals                79,407,537     20.4   104,922,256    30.8
                                     -----------    -----   -----------   -----
                                   $ 390,136,407    100.0%  340,945,053   100.0%
                                     ===========    =====   ===========   =====
     Certificate accounts mature
       as follows:
          Under 12 months          $ 186,294,426     70.4%  115,293,136    64.1%
          12 to 24 months             39,177,946     14.8    48,428,458    26.9
          24 to 36 months             23,200,463      8.8    10,917,661     6.1
          36 to 48 months             15,966,744      6.0     5,156,761     2.9
                                     -----------    -----   -----------   -----
                                   $ 264,639,579    100.0%  179,796,016   100.0%
                                     ===========    =====   ===========   =====

     The aggregate amount of deposits with a minimum denomination of $100,000 was $29,752,652 and $27,238,185 at September 30, 1995 and 1994,
     respectively.

     Accrued interest payable on deposits was $81,418 and $124,305 at September 30, 1995 and 1994, respectively, and is included in other liabilities.

     Interest expense on deposits for the years ended September 30 consists of the following:

                                          1995        1994        1993
                                          ----        ----        ----
     Certificates                    $ 11,976,570   6,752,889   6,022,536
     Passbooks                            175,321     211,917     246,777
     NOW accounts                         422,276     450,834     489,318
     Money market deposit accounts      5,552,493   5,766,405   7,295,245
                                       ----------  ----------  ----------
                                     $ 18,126,660  13,182,045  14,053,876
                                       ==========  ==========  ==========

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements




(14) Borrowed Funds
     --------------

     Borrowed funds are summarized as follows at September 30:

                                                                  1995         1994
                                                                  ----         ----
     Advances from the Federal Home Loan Bank with
      interest rates and fiscal year maturities as follows:
          5.38 -- 5.60%, due in 1995                         $      --       12,000,000
          5.90 -- 5.94%, due in 1996                           17,000,000     1,000,000
          6.47 -- 6.64%, due in 1997                            7,200,000     2,200,000
          6.68 -- 6.71%, due in 1998                            5,000,000         --
                                                               ----------    ----------
                                                               29,200,000    15,200,000
     Dollar reverse repurchase agreement                        7,458,680     7,752,463
                                                               ----------    ----------
                                                             $ 36,658,680    22,952,463
                                                               ==========    ==========

     Under a blanket floating lien security agreement with the FHLB, the Company is required to maintain, as collateral for its advances, qualifying first mortgage loans in an amount equal to 100% of the advances.

     The Company sells securities under agreements to repurchase in the form of dollar reverse repurchase agreements and fixed coupon reverse repurchase agreements. Under dollar reverse repurchase agreements, securities are sold and transferred to a second party broker for cash. The agreement states that securities with identical rates and par values within the accepted "good delivery" standard will be repurchased. With fixed-coupon reverse repurchase agreements securities underlying the agreement are book entry securities which are held in trust with a third-party custodian. Both agreements are treated as financings and the obligations to repurchase securities sold are reflected as liabilities in the consolidated statements of financial condition. The dollar amount of securities underlying the current agreement to repurchase remain in the asset accounts. Securities sold under agreements to repurchase averaged $7,654,661, $596,343 and $26,226,205 during 1995, 1994 and 1993, respectively. The maximum amounts outstanding at any month-end were $8,035,625 $7,752,463 and $55,500,794 during 1995, 1994 and 1993, respectively. The agreements mature within 30 days. At September 30, 1995, mortgage-backed securities with a fair value of $7,468,641 and amortized cost of $7,463,180 were sold under the agreement to repurchase, with an approximate weighted average rate paid of 5.77%. At September 30, 1994, mortgage-backed securities with a fair value of $7,694,456 and amortized cost of $8,020,167 were sold under the agreement to repurchase, with an approximate weighted average rate paid of 4.13%.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(15) Income Taxes
     ------------

     The provision for income taxes is composed of the following for the years ended September 30:

                                               1995        1994        1993
                                               ----        ----        ----
     Current:
       Federal                            $ 1,902,951   3,439,702   1,046,419
       State                                  353,900     720,150     239,864
                                            ---------   ---------   ---------
                                            2,256,851   4,159,852   1,286,283
                                            ---------   ---------   ---------
     Deferred:
       Federal                                (69,639)    243,437    (243,277)
       State                                  (15,417)     53,892     (53,857)
                                            ---------   ---------   ---------
                                              (85,056)    297,329    (297,134)
                                            ---------   ---------   ---------
       Provision for income taxes         $ 2,171,795   4,457,181     989,149
                                            =========   =========   =========

     The types of temporary differences that give rise to significant portions of the deferred tax asset at September 30 are presented below.

                                                          1995        1994
                                                          ----        ----
     Deferred tax assets:
       Allowance for losses on loans and investments
         in real estate                               $ 1,562,100   1,504,930
       Deferred fees                                      133,452     216,237
       Accrued compensation                                 --         96,550
                                                        ---------  ----------
              Total deferred tax assets                 1,695,552   1,817,717
                                                        ---------  ----------
     Deferred tax liabilities:
       Property and equipment                             (24,384)    (49,503)
       Investments in real estate                        (133,229)   (429,808)
       Federal Home Loan Bank stock                      (363,638)   (363,638)
       Tax bad debt reserve in excess of base year       (273,422)   (227,954)
       Prepaid expenses                                  (133,502)   (133,502)
                                                        ---------  ----------
              Total deferred tax liabilities             (928,175) (1,204,405)
                                                        ---------  ----------
              Net deferred tax asset                  $   767,377     613,312
                                                        =========  ==========

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements



(15) Income Taxes, Continued
     -----------------------

     A reconciliation between the provision for income taxes and the amount computed by multiplying income before income taxes by the Federal income tax rate of 34% is as follows for the years ended September 30:

                                                1995        1994     1993
                                                ----        ----     ----
     Tax at Federal statutory rate          $ 2,405,865   3,759,635  847,262
     State income taxes, net of
        Federal income tax benefit              223,399     510,868  122,764
     Reversal of previously provided
        Federal taxes                          (457,469)       --       --
     Other                                         --       186,678   19,123
                                              ---------   ---------  -------
                                            $ 2,171,795   4,457,181  989,149
                                              =========   =========  =======

     Income taxes paid during the years ended September 30, 1995 and 1994 aggregated approximately $3,397,000 and $3,365,000, respectively.

     The Company has qualified under provisions of the Federal Internal Revenue Code which permit it to deduct from taxable income a provision for bad debts based on a percentage of taxable income before such deduction, or based on actual experience. The Company's deduction is computed based on actual experience.

     Statement 109 continues the exception for providing a deferred tax liability on bad debt reserves for tax purposes of qualified thrift lenders, such as the Company, that arose in fiscal years beginning before March 31, 1987. Such bad debt reserve for the Company amounted to approximately $14,900,000 at September 30, 1995, with an income tax effect of approximately $5,754,000 at September 30, 1995. This bad debt reserve would become taxable if the Company does not maintain certain qualified assets as defined, if the reserve is charged for other than bad debt losses or if the Company does not maintain the Bank's thrift charter.

(16) Related Party Transactions
     --------------------------

     A branch office of the Bank is leased from a partnership in which the Chairman of the Board and a stockholder of the Company are partners. Total rental payments under this lease for the years ended September 30, 1995, 1994 and 1993 amounted to $40,434, $38,253 and $38,253, respectively.

     First mortgage loans serviced for others, which are not included in the Company's assets, included $8,738,835 and $9,480,353 of loans which are serviced for the Chairman of the Board and another stockholder of the Company at September 30, 1995 and 1994, respectively; the Company charges a normal servicing fee for servicing these loans.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements



(17) Profit Sharing Plan and Trust
     -----------------------------

     The Bank has defined contribution profit sharing and 401k plans covering substantially all employees. Employees who have worked 1,000 hours or more, completed one year of service, as defined in the Plan agreements, and have reached the age of 21 are eligible to participate. Contributions to the profit sharing plan by the Bank are discretionary and contributions by participants are not allowed. The Bank does not contribute to the 401k plan. Participants' contributions to the 401k plan as a percentage of their annual compensation are subject to certain limitations. The total expense relating to the profit sharing plan for the years ended September 30, 1995, 1994 and 1993 was $160,000, $205,852 and $303,500, respectively.

(18) Legal Proceedings
     -----------------

     The Company is a party to various lawsuits arising out of the normal course of its business. Management of the Company does not anticipate that the ultimate resolution of these cases, considered in the aggregate, will materially affect the financial condition or results of operation of the Company.

     The Company was a party to various litigation as disclosed in prior years. The costs resolving these matters are included in the accompanying statements of income.

(19) Fair Value of Financial Instruments
     -----------------------------------

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (Statement 107) requires the Company to disclose estimated fair values for certain on- and off-balance sheet financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company's financial instruments as of September 30, 1995 and 1994.

     Cash on Hand and in Banks
     -------------------------

     The carrying amount for cash on hand and in banks approximates fair value due to the short maturity of these instruments.

     Federal Funds Sold
     ------------------

     The carrying amount for federal funds sold approximates fair value due to the overnight maturity of these instruments.

     Securities Purchased Under Agreements to Resell
     -----------------------------------------------

     The carrying amount for securities purchased under agreements to resell approximates fair value due to the short maturity of these instruments.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(19) Fair Value of Financial Instruments, Continued
     ----------------------------------------------

     Investment Securities
     ---------------------

     The fair value of investment securities is based on bid prices received from an external pricing service or bid quotations received from securities dealers. The carrying amounts and fair values of investment securities are presented in note 4 to the consolidated financial statements.

     Mortgage-backed Securities
     --------------------------

     The fair value of mortgage-backed securities is based on bid prices received from an external pricing service or bid quotations received from securities dealers. The carrying amounts and fair values of mortgage-backed securities are presented in note 5 to the consolidated financial statements.

     Loans
     -----

     Loans were segmented into portfolios with similar financial characteristics. Loans were also segmented by type such as residential, multifamily and nonresidential, construction and land, second mortgage loans, commercial, and consumer. Each loan category was further segmented by fixed and adjustable rate interest terms and performing and nonperforming categories.

     The fair value of residential loans was calculated by discounting anticipated cash flows based on weighted-average contractual maturity, weighted-average coupon, prepayment assumptions and discount rate. Prepayment speed estimates were derived from published historical prepayment experience in the mortgage pass-through market and recent issuance activity in the primary and secondary mortgage markets. The discount rate for residential loans was calculated by adding to the Treasury yield for the corresponding weighted average maturity associated with each prepayment assumption a market spread as observed for mortgage-backed securities with similar characteristics. The fair values of multifamily and nonresidential loans were calculated by discounting the contractual cash flows at the Bank's current nonresidential loan origination rate. Construction, land and commercial loans, loans secured by savings accounts and mortgage lines of credit were determined to be at fair value due to their adjustable rate nature. The fair value of second mortgage loans was calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflected the credit and interest rate risk inherent in the portfolio. The fair value of consumer loans was calculated by discounting the contractual cash flows at the Company's current consumer loan origination rate.

     The fair value for nonperforming loans was determined by reducing the carrying value of nonperforming loans by the Company's historical loss percentage for each specific loan category.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements



(19) Fair Value of Financial Instruments, Continued
     ----------------------------------------------

     Loans, Continued
     ----------------

     The carrying amounts and fair values of loans receivable consisted of the following at September 30, respectively:

                                            1995                     1994
                                   --------------------      --------------------
                                   Carrying       Fair       Carrying       Fair
                                    amount        value       amount        value
     First mortgage loans       $ 310,471,247  315,725,600  301,016,313  300,961,000
     Second mortgage loans         32,282,929   32,505,000   18,549,921   18,831,000
     Loans secured by savings
       accounts                       615,600      616,000      698,545      699,000
     Mortgage lines of credit       7,417,170    7,417,000    2,423,536    2,424,000
     Consumer loans                58,466,891   58,254,000   24,566,133   25,446,000
                                  -----------  -----------  -----------  -----------
                                  409,253,837  414,517,600  347,254,448  348,361,000
     Allowance for possible
       losses                       3,556,374        --       3,544,073        --
                                  -----------  -----------  -----------  -----------
     Total loans                $ 405,697,463  414,517,600  343,710,375  348,361,000
                                  ===========  ===========  ===========  ===========

     Accrued Interest Receivable
     ---------------------------

     The carrying amount of accrued interest receivable approximates its fair value.

     Loans Held for Sale
     -------------------

     The fair value of mortgage loans held for sale was estimated based on outstanding commitments from investors or current investor yield requirements. The fair value of second mortgage loans was calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflected the credit and interest rate risk inherent in the portfolio. The fair value of consumer loans was calculated by discounting the contractual cash flows at the Bank's current consumer loan origination rate.

     The carrying amounts and fair values of loans held for sale consisted of the following at September 30, respectively:

                                             1995                  1994
                                      ------------------    ------------------
                                      Carrying     Fair     Carrying     Fair
                                       amount      value     amount      value
                                       ------      -----     ------      -----
     Mortgage loans held for sale   $ 8,364,755  8,543,830  7,890,098  7,991,000
                                      =========  =========  =========  =========

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(19) Fair Value of Financial Instruments, Continued
     ----------------------------------------------

     Deposits
     --------

     Under Statement 107, the fair value of deposits with no stated maturity, such as noninterest bearing deposits, interest bearing now accounts, money market and statement savings accounts, is equal to the carrying amounts. The fair value of certificates of deposit was based on the discounted value of contractual cash flows. The discount rate for certificates of deposit was estimated using the rate currently offered for deposits of similar remaining maturities.

     The carrying value and estimated fair value of certificates of deposit at September 30 were:

                                                         1995         1994
                                                         ----         ----
     Carrying value                                 $ 264,639,579  179,796,016
     Fair value                                       265,768,000  179,257,000
                                                      ===========  ===========


     Borrowed Funds
     --------------

     The fair value of borrowed funds was based on the discounted value of contractual cash flows. The discount rate for borrowed funds was estimated using the rate currently offered for borrowings of similar remaining maturities.

     The carrying amounts and fair values of borrowed funds consisted of the following at September 30, respectively:

                                          1995                    1994
                                  -------------------      ------------------
                                  Carrying       Fair      Carrying      Fair
                                   amount       value       amount      value
                                   ------       -----       ------      -----
     Advances from the Federal
       Home Loan Bank           $ 29,200,000  29,265,000  15,200,000  15,144,000
     Dollar reverse repurchase
       agreements                  7,458,680   7,459,000   7,752,463   7,752,000
                                  ----------  ----------  ----------  ----------
                                $ 36,658,680  36,724,000  22,952,463  22,896,000
                                  ==========  ==========  ==========  ==========

     Accrued Interest Payable
     ------------------------

     The carrying amount of accrued interest payable approximates its fair value.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements



(19) Fair Value of Financial Instruments, Continued
     ----------------------------------------------

     Off-Balance Sheet Financial Instruments
     ---------------------------------------

     The carrying amount of options at September 30, 1995 and 1994 of approximately $0 and $15,000, respectively, represents accrued or deferred income and fees arising from these financial instruments and the estimated fair values represent the net unrealized gain. As of September 30, 1994, the Company did not have any material unrealized gains or losses on options outstanding. Accordingly, no fair value is attributed to these financial instruments.

     A significant portion of the Company's fixed rate commitments are presold in the secondary market, therefore, they are not subject to interest rate risk. The Company's adjustable rate commitments to extend credit move with market rates and are not subject to interest rate risk. The rates and terms of the Company's commitments to lend are competitive with others in the various markets in which the Company operates. The carrying amounts are reasonable estimates of the fair value of these instruments. Carrying amounts are comprised of the unamortized fee income from these financial instruments. See note 6 to the consolidated financial statements for the amounts of such instruments.

     The fair value of standby letters of credit at September 30, 1995 and 1994 of $4,000 and $3,000, respectively, is estimated by discounting the remaining contractual fees over the term using the fees currently charged to enter into similar agreements. Carrying amounts are comprised of the unamortized fee income from these financial instruments. See note 6 to the consolidated financial statements for the amounts of such instruments.

     The disclosure of fair value amounts does not include the fair values of any intangibles, including core deposit intangibles and mortgage servicing rights. Core deposit intangibles represent the value attributable to total deposits based on an expected duration of customer relationships. Mortgage servicing rights represent the right to service mortgage loans owned by third parties.

     Limitations
     -----------

     Fair value estimates are made at a specific point in time, based on relevant market information and information about financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect estimates.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(20) Limitations on Capital Distributions
     ------------------------------------

     OTS regulations impose limitations on all capital distributions by savings institutions. Capital distributions include cash dividends, payments to repurchase or otherwise acquire the savings association's shares, payments to stockholders of another institution in a cash-out merger, and other distributions charged against capital. The rule establishes three tiers of institutions. An institution that exceeds all fully phased-in capital requirements before and after a proposed capital distribution ("Tier 1 Association") may, after prior notice but without the approval of the OTS, make capital distributions during a calendar year up to (i) 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its surplus capital at the beginning of the calendar year or
     (ii) 75% of its net income over the most recent four-quarter period. Any additional capital distributions would require prior regulatory approval. An institution that meets its regulatory capital requirement, but not its fully phased-in capital requirement before or after its capital distribution ("Tier 2 Association") may, after prior notice but without the approval of the OTS, make capital distributions of: up to 75% of its net income over the most recent four quarter period if it satisfies the risk-based capital requirement that would be applicable to it on January 1, 1993, computed based on its current portfolio; up to 50% of its net income over the most recent four quarter period if it satisfies the risk based capital standard that was applicable to it on January 1, 1991, computed based on its current portfolio; and up to 25% of its net income over the most recent four quarter period if it satisfies its current risk-based capital requirement. In computing the institution's permissible percentage of capital distributions, previous distributions made during the prior four quarter period must be included. A savings institution that does not meet its current regulatory capital requirements before or after payment of a proposed capital distribution ("Tier 3 Association") may not make any capital distributions, without prior approval of the OTS. In addition, OTS would prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice. In addition, FDICIA provides that, as a general rule, a financial institution may not make a capital distribution if it would be undercapitalized after making the capital distribution. Also, an institution meeting the Tier 1 capital criteria which has been notified that it needs more than normal supervision will be treated as a Tier 2 or Tier 3 institution unless the OTS deems otherwise. As of September 30, 1995, the Bank was a Tier 1 Association.

(21) Proposed Acquisition
     --------------------

     The Company has entered into a purchase agreement with Susquehanna Bancshares, Inc. (Susquehanna), a Pennsylvania bank holding company, that will permit Susquehanna to acquire the Company in a cash transaction. It is anticipated that the transaction will be completed during the first quarter of 1996. Based on the terms of the agreement, the acquisition would be accounted for using the purchase method of accounting, which requires that the assets and liabilities acquired be recorded at estimated fair values. The consolidated financial statements of the Company presented herein do not reflect any adjustments for the estimated fair values of the assets and liabilities of the Company that might be necessary as a result of this transaction.

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(22) Condensed Financial Information (Parent Company Only)
     -----------------------------------------------------

     Information as to the financial position, results of operations and cash flows of Fairfax Financial Corporation as of September 30, 1995 and 1994 and for each of the years in the three-year period ended September 30, 1995 is summarized below:

     Statements of Financial Condition                             1995        1994
     ---------------------------------                             ----        ----
     Assets:
       Cash                                                     $    445,249     767,125
       Loan receivable, net                                        1,332,424       --
       Equity in net assets of wholly-owned subsidiaries
        (the Bank and its wholly-owned subsidiaries)              42,078,209  38,175,536
       Other assets                                                   62,977      62,977
                                                                  ----------  ----------
            Total assets                                        $ 43,918,859  39,005,638
                                                                  ==========  ==========
     Liabilities and Stockholder's Equity
     ------------------------------------
     Liabilities:
       Liabilities -- other                                     $        570         210

     Stockholders' equity:
       Common stock                                                   60,000      60,000
       Non-voting common stock                                        90,000      90,000
       Additional paid-in capital                                    284,538     284,538
       Retained income -- substantially restricted                43,483,751  38,570,890
                                                                  ----------  ----------
            Total stockholders' equity                            43,918,289  39,005,428
                                                                  ----------  ----------
            Total liabilities and stockholders' equity          $ 43,918,859  39,005,638
                                                                  ==========  ==========

                FAIRFAX FINANCIAL CORPORATION AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

(23) Condensed Financial Information (Parent Company Only), Continued
     ----------------------------------------------------------------


     Statements of Income                                    1995            1994            1993
     --------------------                                    ----            ----            ----
     Interest income                                     $    20,159          20,880           1,768
     Expenses                                                  9,971           9,644           7,346
                                                           ---------       ---------       ---------
     Income (loss) before equity in net income
       of wholly-owned subsidiaries                           10,188          11,236          (5,578)
     Equity in net income of wholly-owned
       subsidiaries                                        4,894,089       6,589,332       1,508,377
                                                           ---------       ---------       ---------
          Net income                                     $ 4,904,277       6,600,568       1,502,799
                                                           =========       =========       =========
     Statements of Cash Flows                                1995            1994            1993
     ------------------------                                ----            ----            ----
     Cash flows from operating activities:
       Net income                                        $ 4,904,277       6,600,568       1,502,799
       Adjustments to reconcile net income
         to cash provided by (used in) operating
         activities:
           Equity in net income of subsidiaries           (4,894,089)     (6,589,332)     (1,508,377)
           Other                                                 261          (1,601)            420
                                                          ----------      ----------      ----------
             Net cash provided by (used in)
              operating activities                            10,449           9,635          (5,158)
                                                          ----------      ----------      ----------
     Cash flows from investing activities:
       Dividend distributions from Bank                        --              --            750,000
       Investment in wholly-owned subsidiary              (1,332,325)          --              --
     Cash flows from financing activities:
       Dividends paid from Bank                            1,000,000           --              --
                                                          ----------      ----------      ----------
             (Decrease) increase in cash and
              cash equivalents                              (321,876)          9,635         744,842
     Cash and cash equivalents at beginning
       of period                                             767,125         757,490          12,648
                                                          ----------      ----------      ----------
     Cash and cash equivalents at end of
       period                                            $   445,249         767,125         757,490
                                                          ==========      ==========      ==========

                                                                      Appendix B


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Fairfax Financial Corporation
Baltimore, Maryland

We consent to incorporation by reference in the registration statement (No. 33-92512) on Form S-8 (Registration Statement) of Susquehanna Bancshares, Inc. (Susquehanna) of our report dated November 14, 1995, relating to the consolidated statements of financial condition of Fairfax Financial Corporation and subsidiaries (the Company) as of September 30, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1995, which appears in Appendix A to Susquehanna's Form 8-K dated November 21, 1995. Our report refers to the Company's adoption of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."


                                     KPMG PEAT MARWICK LLP


Baltimore, Maryland
November 22, 1995


                                      B-1